Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation of our reports dated February 28, 2019, with respect to the consolidated financial statements of Ophthotech Corporation and the effectiveness of internal control over financial reporting of Ophthotech Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Iselin, New Jersey
February 28, 2019